 8-K -- calypso8k072809.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT JULY 28, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 28, 2009

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER OF INCORPORATION)

21 WATERWAY AVE., SUITE 300, THE WOODLANDS, TEXAS, 77380
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(281) 362-2887
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 24, 2009, the Board Of Directors Appointed two Independent Directors to the Board of the Company, Mr. Ed Walsh and Ms. Kyle Pierce, to serve until the next election of Directors. Additionally, the Board "staffed" its Audit and Compensation Committee (ACC) and its Governance and Nominating Committee (GNC) with the three Independent Directors, naming Ed Walsh as the Chair of the ACC and Mr. David Williams the Chair of the GNC. Ms. Pierce will sit on both Committees and will become the new Secretary of the Company on an Interim basis at NO Special Compensation therefore to ensure her "Independence" as a Director. (The biographical information of Mr. Ed Walsh and Ms. Kyle Pierce is shown below.)

The Board also decided to reconsolidate the company's position(s) of President and CEO in accordance with the existing bylaws of the Company rather than change the Bylaws to seperately delineate the rights, Duties and responsibilities of seperate offices of CEO and President. Article IX, Sections 1 and 7 of the Bylaws currently state:

Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional vice-presidents (who may have additional designations as to seniority or function), and one or more assistant secretaries and assistant treasurers. Any number of offices may be held, by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 7. The President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders, shall in the absence of the Chairman of the Board of Directors, preside at all meetings of the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be empowered to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

 Thus, Mr. Cristian Turrini is renamed the CEO AND President of the Company. The terms delineated in his employment agreement disclosed in the Company's 10Q for the quarter ending 9/30/2006 are unchanged except for the dates.

BIOGRAPHICAL INFORMATION:

Mr. Ed Walsh:

Walsh & Company, CPA, Charles Town, WV 11/1990 - Present- Owner
Ernst & Young, NY,NY 10/1998 - 11/1990 -Senior Tax Supervisor
M. R. Weiser & Company, Baltimore, MD 1/1989 - 10/1989 -Tax Supervisor
Coyne & McClean Chartered, Towson, MD 8/1988 - 12/1989 -Tax Senior
Rosen & Sapperstein, Baltimore, MD 1/87 - 7/1988 - Tax Senior
Internal Revenue Service, Washington, DC 10/1982 - 12/1986 - Revenue Agent

University of Baltimore
Master of Science -Taxation - May 1986

Certified Public Accountant - May 1989

US Army, 11th Special Forces 1975-1978, 1980-1982

Edward J. Walsh, Jr. is the owner of a small CPA firm in Charles Town, WV. He has been recognized as an outstanding member by the WV Society of CPAs and has demonstrated outstanding leadership skills in various civic, religious and other community activities over the years. His firm specializes in serving local businesses and their owners. Mr. Walsh is a longtime investor in Calypso Wireless Inc. but has no other affiliations with the Company.

Ms. Kyle Pierce

Ms. Pierce is the Senior Manager and CFO of the Woori Bank in Los Angeles, Ca. where she manages the investment portfolio and borrowing and selling of funds per the Bank's current related policies and procedures. She also reviews the investment and funding activities and submits the banks regulatory reports to the Federal Reserve Bank, the Department of Financial Institutions and the U.S. Department of Commerce. The Woori Bank is a South Korean owned Bank and Ms. Pierce has thus become familiar with the business practices of many cultures, in particular Korean, Japanese, Taiwanese, Hong Kong & Singaporean Chinese and Indian Cultures.

Ms. Pierce obtained her Bachelor of Arts Degree in Diplomacy & World Affairs from Occidental College in Los Angeles, Ca and continues her education in Business Law. Ms. Pierce is a longtime investor in Calypso Wireless Inc. but has no other affiliations with the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director & Member of the Audit and Compensation Committees

July 28, 2009